UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2020, the Company held its Annual Meeting. Holders of shares of the Company’s common stock, Series E Preferred Stock and Series G Preferred Stock were entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Proxy Statement, were elected by the Company’s stockholders by a plurality of votes cast to serve on the Company’s board of directors until the Company’s 2021 annual meeting of stockholders. Information on the vote relating to each director standing for election is set forth below:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Khoso Baluch	10,421,679	1,479,586	16,332,720
Paulo Costa	11,433,467	467,798	16,332,720
Janet Dillione	10,724,506	1,176,759	16,332,720
Greg Duncan	11,283,063	618,202	16,332,720
Alan Dunton	10,608,759	1,292,506	16,332,720
Myron Kaplan	10,861,694	1,039,571	16,332,720
Steven Lefkowitz	11,547,369	353,896	16,332,720

Proposal 2. – Ratification of Appointment of Auditors. Proposal 2 was to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The proposal was approved.

FOR	AGAINST	ABSTAIN
27,186,562	224,667	822,756

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: December 16, 2020	By:	/s/ Khoso Baluch
	Name:	Khoso Baluch
	Title:	Chief Executive Officer

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